HEARTLAND GROUP, INC.

INVESTMENT ADVISORY AGREEMENT

THIS AGREEMENT is entered into as of the 5th day of April, 2022, between Heartland Group, Inc., a Maryland corporation (the “Company”), and Heartland Advisors, Inc., a Wisconsin corporation (the “Advisor”).

W I T N E S S E T H

WHEREAS, the Company is an open-end investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”). The Company is authorized to create separate series, each with its own separate investment portfolio (each a “Fund”). WHEREAS, the Advisor is an investment adviser registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), engaged in the business of rendering investment advisory services.

WHEREAS, the Company seeks the benefit of the Advisor’s investment services and its assistance in performing other functions for the Company. The Advisor desires to furnish such services and to perform the functions assigned to it under this Agreement for the consideration provided for herein.

NOW THEREFORE, the parties mutually agree as follows:

1.        Appointment. The Company hereby appoints the Advisor to act as investment adviser and to provide related services for each of the Funds on whose behalf the Company executes an Exhibit to this Agreement, and the Advisor, by execution of each such Exhibit, accepts the appointment. Subject to the oversight by the Board of Directors (the “Directors” or the “Board”) of the Company, the Advisor shall manage the investment and reinvestment of the assets of each Fund in accordance with the Fund’s investment objective, policies and restrictions as set forth in the Company’s current registration statement on Form N-1A (“Registration Statement”) and any additional compliance policies and procedures that the Company reasonably adopts and provides to the Advisor (the “Policies and Procedures”), for the period and upon the terms herein set forth. The Advisor, as agent and attorney-in-fact with respect to each Fund, is authorized, in its discretion and without prior consultation with a Fund, to manage the investment and reinvestment of securities and other assets of each Fund. The investment of funds shall also be subject to all applicable restrictions of the Company’s Articles of Incorporation and Bylaws (collectively, the Articles of Incorporation and Bylaws are hereinafter referred to as the “Organizational Documents”) as may from time to time be in force, and to the provisions of the Internal Revenue Code applicable to each Fund as a regulated investment company.

2.        Investment Advisory Functions. In its capacity as investment adviser, the Advisor shall have the following responsibilities:

(a)        To manage the investment and reinvestment of the securities and other assets of each Fund;

1

(b)        To make the decisions to buy and sell portfolio investments, to place each Fund’s portfolio transactions with broker-dealers, and to negotiate the terms of such transactions, including brokerage commissions on behalf of such Fund; and

(c)        To cause the Advisor’s officers and employees to attend meetings and furnish oral or written reports, as the Company may reasonably require, in order to keep the Directors and appropriate officers of the Company fully informed as to the condition of the investments of the Funds, the investment recommendations of the Advisor, and the investment considerations that have given rise to those recommendations.

3.        Delegation of Investment Advisory Functions. Subject to the Board’s approval, the Advisor is hereby authorized to delegate all or any of its duties hereunder to a subadvisor or subadvisors, including affiliates of the Advisor, each of which is registered as an investment adviser pursuant to the Advisers Act (each, a “Subadvisor”). The Advisor shall supervise the activities of each Subadvisor and any such delegation shall not relieve the Advisor of any of its duties hereunder. Each Subadvisor’s employment will be evidenced by a separate written agreement approved by the Directors and, if required under the 1940 Act, by the shareholders of the applicable Fund (unless the Securities and Exchange Commission (“SEC”) or its staff has given authorization or issued an interpretation dispensing with the requirement of shareholder approval). The Advisor shall not be liable hereunder for any act or omission of any Subadvisor, except for failure to exercise good faith in the employment of the Subadvisor and for failure to exercise appropriate supervision of such Subadvisor, and as may otherwise be agreed in writing. The Advisor shall be solely responsible for compensating any Subadvisor for services rendered under any subadvisory agreement. The Advisor may, from time to time and at any time, terminate any Subadvisor and reassume the responsibilities assigned to such Subadvisor with respect to any Fund without obtaining the approval of the shareholders of the Fund.

4.        Compliance, Financial and Operational Services. The Advisor shall provide the following compliance, financial and operational services to the Company and each Fund, subject to the oversight of the Directors.

(a)        Make available qualified individuals to serve as officers of the Company, subject to the approval of the Directors (and, in the case of the Chief Compliance Officer, the requirements of Rule 38a-1 under the 1940 Act) to perform such responsibilities required by officers of the Company, including, but not limited to, certifying the Funds’ financial statements and required regulatory filings, signing the Company’s registration statement on Form N-1A and executing other agreements or documents relating to the Company or the Funds;

(b)        Oversee the Company’s financial reporting processes and coordinate the annual audit;

(c)        Prepare and administer contracts on behalf of the Funds;

(d)        Oversee and coordinate the Company’s service providers;

(e)        Provide support services for meetings of the Directors and shareholders of the Funds;

(f)        Provide shareholder servicing support;

2

(g)        Perform services with respect to the Company’s compliance program, valuation policy and disaster recovery/business continuity plan;

(h)        Serve as Program Administrator under the Funds’ liquidity risk management program;

(i)        Secure and monitor fidelity bond and director and officer liability coverage, and make the necessary SEC filings related thereto;

(j)        Provide office space and facilities for the Company; and (k) Perform such other compliance, financial and operational services that are necessary in connection with the ongoing operation of the Funds and are not otherwise delegated another service provider of the Company.

5.        Obligations of the Advisor. With respect to all matters relating to its performance under this Agreement, the Advisor and its directors, officers and employees will act in accordance in all material respects with applicable law and with the Company’s Organizational Documents and regulatory filings, including its Registration Statement, as amended, and compliance Policies and Procedures adopted pursuant to Rule 38a-1 under the 1940 Act and the Company’s other Policies and Procedures, all to the extent required under applicable law in connection with the Advisor’s provision of services under this Agreement.

(a)        The Advisor agrees to cooperate with periodic reviews (at reasonable times and in reasonable number) of the Advisor’s compliance program by the Company’s compliance personnel in performance of the Company’s responsibilities under Rule 38a-1 of the 1940 Act. Upon becoming aware thereof, the Advisor agrees to promptly notify the Company of any material compliance violations which affect the Company or any Fund.

(b)        The Advisor shall maintain business continuity, cybersecurity, disaster recovery and backup capabilities and facilities in keeping with industry standards and SEC requirements through which the Advisor will be able to perform its obligations hereunder with minimal disruptions or delay.

(c)        The Advisor has adopted and shall maintain a Code of Ethics complying with Rule 204A-1 of the Advisers Act.

(d)        To the extent prohibited by Regulation S-P, the Advisor and its affiliates will not disclose any non-public personal information, as defined in Regulation S-P, received from the Company regarding any shareholder unless in accordance with an exception under Regulation S-P; or as otherwise may be permitted by law. The Advisor represents and warrants that, in accordance with applicable state privacy laws and Regulation S-P, it has implemented safeguards by adopting policies and procedures reasonably designed to insure the security and confidentiality of records and non-public personal information of shareholders; protect against any anticipated threats or hazards to the security or integrity of shareholder records and non-public personal information; and protect against unauthorized access to or use of such shareholder records or non-public personal information that could result in substantial harm or inconvenience to any shareholder.

3

(e)        The Advisor agrees to use its best efforts to assist the Company in complying with the Sarbanes-Oxley Act and implementing the Company’s disclosure controls and procedures. The Advisor agrees to inform the Company of any material development related to the Advisor that the Advisor reasonably believes is relevant to the Company’s certification obligations under the Sarbanes-Oxley Act.

(f)        The Advisor shall provide such information as may reasonably be requested by the Directors under Section 15(c) of the 1940 Act in connection with its annual consideration of this Agreement.

(g)        The Advisor will make available and provide such information as the Company, its officers and legal counsel may reasonably request for use in the preparation of the Registration Statement, reports and other documents required by any applicable statutes or regulations.

(h)        The Advisor shall immediately notify the Company of the occurrence of any event which would disqualify the Advisor from serving as an investment adviser of an investment company pursuant to Section 9 of the 1940 Act or any other applicable statute or regulation.

6.        Obligations of the Company. The Company shall have the following obligations under this Agreement:

(a)        To furnish the Advisor with a copy of the financial statements and reports prepared for the Funds by the Company’s independent registered public accounting firm;

(b)        To furnish the Advisor with copies of the Registration Statement and Organizational Documents, each as currently in effect and including all amendments and restatements thereto, if such Organizational Documents have not yet been delivered by the Company to the Advisor. The Company will promptly provide the Advisor with any Policies and Procedures applicable to the Advisor adopted from time to time by the Company and agrees to promptly provide the Advisor with copies of all amendments thereto;

(c)        To furnish the Advisor with any further materials or information which the Advisor may reasonably request to enable it to perform its functions under this Agreement; and

(d)        To compensate the Advisor for its services in accordance with the provisions of paragraph 7 hereof.

7.        Compensation. Each Fund shall pay to the Advisor for its services a monthly fee, as set forth on the Exhibits hereto, payable on the last day of each month during which or during part of which this Agreement is in effect. For the month during which this Agreement becomes effective and any month during which it terminates, however, there shall be an appropriate proration of the fee payable for such month based on the number of calendar days of such month during which this Agreement is effective. The Advisor may, from time to time and for such periods as it deems appropriate, reduce its compensation (and/or assume expenses) for one or more of the Funds.

4

8.        Expenses to be Paid by the Advisor. The Advisor shall furnish to the Funds, at its own expense, office space and all necessary office facilities, equipment and personnel for managing each Fund. The Advisor shall also assume and pay all other expenses incurred by it in connection with managing the assets of each Fund; all expenses of marketing shares of each Fund to the extent that such expenses exceed amounts paid under any plan of distribution of shares pursuant to Section 12(b) of the 1940 Act; all expenses charged by financial intermediaries such as banks, broker-dealers or retirement plan administrators for sub-administration, sub-transfer agency or other shareholder services (collectively, “Sub-TA” services) provided to a Fund to the extent such expenses exceed any limits on amounts that may be paid by a Fund as set by the Board; all expenses relating to the Advisor’s trading personnel and trading systems; all expenses of special shareholder and Board meetings that are convened for the primary benefit of the Advisor; and the reasonable compensation, fees and related expenses of the Company’s officers and directors, except for the directors who are not “interested persons” (as defined in Section 2(a)(19) of the 1940 Act) of the Company or the Advisor (the “Independent Directors”); provided, however, that the Company or the Funds may pay compensation to the Company’s Chief Compliance Officer in an amount approved by the Independent Directors and the Board. The Advisor may obtain payment or reimbursement from a Fund’s Rule 12b-1 plan adopted in accordance with the 1940 Act for eligible expenses to be paid by a Fund or a class of a Fund pursuant to such Rule 12b-1 plan and such payment or reimbursement shall not be considered to be part of the Advisor’s compensation pursuant to this Agreement. The Advisor shall not be obligated to pay any expenses of or on behalf of any Fund not expressly assumed by the Advisor herein.

9.        Expenses to be Paid by the Funds. The Funds shall pay all expenses of its operation not specifically assumed by the Advisor, including, but not limited to, all charges of depositories, custodians and other agencies for the safekeeping and servicing of its cash, securities and other property and of its transfer agents and registrars and its dividend disbursing and redemption agents, if any; administrative, clerical, recordkeeping and bookkeeping expenses; all expenses associated with daily price computations, including pricing services used in the valuation of securities; all charges of legal counsel and of independent accountants; all compensation of the Independent Directors and all expenses incurred in connection with their services to the Funds; all costs of borrowing money; all expenses of publication of notices and reports to its shareholders and to governmental bodies or regulatory agencies; all expenses of shareholder and Board meetings, unless such meeting is convened for the primary benefit of the Advisor; all expenses of typesetting of the Funds’ prospectuses and of printing and mailing copies of the prospectuses furnished to each then-existing shareholder or beneficial owner; all taxes and fees payable to federal, state or other governmental agencies, domestic or foreign; all stamp or other taxes; all expenses of bond and insurance coverage required by law or deemed advisable by the Board; all expenses of qualifying and maintaining qualification of shares of the Funds under the securities laws of such U.S. and non-U.S. jurisdictions as the Funds may from time to time reasonably designate; all expenses of maintaining the registration of the Funds under the Securities Act of 1933, as amended, the 1940 Act and any applicable state securities laws; such compensation payable to the Company’s Chief Compliance Officer by the Funds as approved by the Independent Directors and the Board; and any expenses incurred in connection with other services provided in accordance with paragraph 12 hereof unless otherwise agreed to by the parties. In addition to the payment of expenses, the Funds also shall pay all brokers’ commissions and other charges relating to the purchase and sale of portfolio securities for the Funds. Any expenses borne by the Funds that are attributable solely to the operation or business of any particular Fund shall be paid solely out of such Fund’s assets. Any expenses borne by the Funds that are not solely attributable to any particular Fund shall be apportioned in such manner as the Advisor determines is fair and appropriate, or as otherwise specified by the Board.

5

10.        Brokerage Commissions. The Advisor is authorized and directed to place Fund transactions only with brokers and dealers who render satisfactory service in the execution of orders at the most favorable prices and at reasonable commission rates, provided, however, that the Advisor may pay a broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Advisor determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer viewed in terms of either that particular transaction or the overall responsibilities of the Advisor. In placing Fund business with such broker or dealers, the Advisor shall seek the best execution of each transaction, and all such brokerage placement shall be made in compliance with Section 28(e) of the Securities Exchange Act of 1934 and other applicable state and federal laws. The Fund may execute transactions through the Advisor or its affiliates on the terms and subject to the conditions described in the Company’s Policies and Procedures.

11.        Proprietary Rights. The Advisor has proprietary rights in the portion of the Company’s name derived from the Advisor’s name and any portion of a Fund’s name including or derived from the Advisor’s name. The Company acknowledges and agrees that the Advisor may request the Company to withdraw the use of such names from a Fund or the Company should it cease to act as the investment advisor to any Fund.

12.        Other Services.

(a)        Services Delegated By the Advisor. From time to time, the Advisor may delegate certain services it provides on behalf of the Funds to third parties, subject to Board review and/or approval. The Advisor will adopt or maintain policies and procedures with respect to such delegated services. In accordance with paragraph 9 hereof, the Funds shall pay all expenses relating to any services delegated by the Advisor to a third party, on behalf of the Funds, unless otherwise agreed to by the parties.

(b)        Class Action Services. Subject to Board approval, the Company, on behalf of each Fund, agrees that the Funds may retain a third party, if deemed advisable by the Company, to provide class action litigation monitoring and securities claim filing administration services involving securities held or previously held by a Fund (a “Class Action Service”). The Advisor is authorized to appoint a Class Action Service as a Fund’s agent to prepare and file proofs of claim, accept and process settlement payments and otherwise participate in class actions involving securities held or previously held in such Fund. The Company further authorizes the Advisor to provide Fund transaction information and other information about the Fund to the Class Action Service as necessary to file and process claims on the Fund’s behalf and in accordance with applicable Policies and Procedures. The Advisor shall not render advice or take any action with respect to any legal proceedings, including bankruptcies or class actions, involving securities held or previously held in the Funds. In accordance with paragraph 9 hereof, the Funds shall pay all expenses relating to the retention of a Class Action Service for services rendered to the Funds.

6

(c)        Proxy Voting. The Board has the authority to determine how proxies with respect to securities that are held by each Fund shall be voted, and the Board has delegated responsibility for proxy voting decisions with respect to the securities held by the Funds to the Advisor. So long as proxy voting authority for a Fund has been delegated to the Advisor, the Advisor shall exercise the Fund’s proxy voting responsibilities. The Advisor shall carry out such responsibility in accordance with any instructions that the Board shall provide from time to time, and at all times in a manner consistent with Rule 206(4)-6 under the Advisers Act and its fiduciary responsibilities to the Company. The Advisor shall provide periodic reports and keep records relating to proxy voting as the Board may reasonably request or as may be necessary for each Fund to comply with the 1940 Act and other applicable law. Any such delegation of proxy voting responsibility to the Advisor may be revoked or modified by the Board at any time. The Company acknowledges and agrees that the Advisor may delegate its responsibility to vote proxies for a Fund to a Fund’s Subadvisor, if applicable. In accordance with paragraph 9 hereof, the Funds shall pay all expenses relating to proxy voting with respect to the securities held by the Funds.

13.        Anti-Money Laundering Compliance. The Advisor acknowledges that, in compliance with the Bank Secrecy Act, as amended, the USA PATRIOT Act, and any implementing regulations thereunder (together, “AML Laws”), the Company has adopted an Anti-Money Laundering Program Statement of Policy and Procedures. The Advisor agrees to comply with the Company’s Anti-Money Laundering Policy and the AML Laws, as the same may apply to the Advisor, now and in the future. The Advisor further agrees to provide to the Company and/or the Funds’ administrator such reports, certifications and contractual assurances as may be reasonably requested by the Company. The Company may disclose information regarding the Advisor to governmental and/or regulatory or self-regulatory authorities to the extent required by applicable law or regulation and may file reports with such authorities as may be required by applicable law or regulation.

14.        Limitation of Liability. The Advisor shall not be liable to the Company or the shareholders of a Fund for any loss suffered by a Fund or its shareholders from or as a consequence of any act or omission of the Advisor, or of any of the directors, officers, employees or agents of the Advisor, in connection with or pursuant to this Agreement, except by reason of willful misfeasance, bad faith or gross negligence on the part of the Advisor in the performance of its duties or by reason of reckless disregard by the Advisor of its obligations and duties under this Agreement.

15.        Term. This Agreement shall become effective for each Fund upon its approval in accordance with the requirements of the 1940 Act and upon execution of the applicable Exhibit. The Agreement shall continue in effect with respect to each Fund for two years from the effective date and thereafter for successive periods of one year, subject to the provisions for termination and all of the other terms and conditions hereof if such continuation shall be specifically approved at least annually (i) by the vote of a majority of the Directors of the Company, including a majority of the Independent Directors, cast in the manner required by the 1940 Act and the rules or exemptive relief thereunder; or (ii) by the vote of a majority of the outstanding “voting securities” (as that phrase is defined in Section 2(a)(42) of the 1940 Act) of each Fund. If a Fund is added after the date first written above, this Agreement will be effective as to that Fund upon execution of the applicable Exhibit and will continue in effect in accordance with the requirements of the 1940 Act.

7

16.        Termination. This Agreement may be terminated at any time, without penalty, by the Directors or by the shareholders of a Fund acting by the vote of at least a majority of its outstanding “voting securities” (as that phrase is defined in Section 2(a)(42) of the 1940 Act), provided in either case that 60 days’ written notice of termination be given to the Advisor. This Agreement may also be terminated by the Advisor at any time by giving 60 days’ written notice of termination to the Company.

17.        Service to Other Clients. Nothing herein contained shall limit the freedom of the Advisor or any affiliated person to render investment advisory or subadvisory services and operational services to other investment companies, to act as investment adviser, subadviser or investment counselor to other persons, firms or corporations, or to engage in other business activities.

18.        Assignment. This Agreement shall terminate automatically in the event of any assignment (within the meaning of Section 2(a)(4) of the 1940 Act) of this Agreement.

19.        Amendments. This Agreement may be amended by the mutual consent of the parties, provided that the terms of each such amendment shall be approved by (i) the affirmative vote of a majority of the Board, including a majority of the Independent Directors, cast in the manner required by the 1940 Act and the rules or exemptive relief thereunder, at a meeting called for such purpose and (ii) if necessary, by a vote of a majority of the outstanding “voting securities” (as that phrase is defined in Section 2(a)(42) of the 1940 Act) of the Fund.

20.        Governing Law. This agreement shall be governed by and construed in accordance with the internal laws of the State of Wisconsin, provided, however, that nothing herein shall be construed in a manner that is inconsistent with the 1940 Act, the Advisers Act or the rules and regulations promulgated with respect to such respective acts.

This Agreement will become binding on the parties hereto upon their execution of the Exhibits to this Agreement.

8

EXHIBIT A

to the

INVESTMENT ADVISORY AGREEMENT

HEARTLAND VALUE FUND

For all services rendered by Heartland Advisors, Inc. (the “Advisor”) hereunder, the above-named Fund, a series of Heartland Group, Inc., shall pay the Advisor and the Advisor agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to 0.75% of the average daily net assets of the Fund.

The portion of the fee based upon the average daily net assets of the Fund shall be accrued daily at the rate of 1/365th of 0.75% applied to the daily net assets of the Fund.

The advisory fee so accrued shall be paid to the Advisor monthly.

Executed as of the 5th day of April, 2022.

HEARTLAND ADVISORS, INC.

By:	/s/ Nicole J. Best
Nicole J. Best, Senior Vice President, Chief Financial Officer and Chief Accounting Officer

HEARTLAND GROUP, INC.

By:	/s/ William R. Nasgovitz
William R. Nasgovitz, Chief Executive Officer and President

A-1

EXHIBIT B

to the

INVESTMENT ADVISORY AGREEMENT

HEARTLAND VALUE PLUS FUND

For all services rendered by Heartland Advisors, Inc. (the “Advisor”) hereunder, the above-named Fund, a series of Heartland Group, Inc., shall pay the Advisor and the Advisor agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to 0.70% of the average daily net assets of the Fund.

The portion of the fee based upon the average daily net assets of the Fund shall be accrued daily at the rate of 1/365th of 0.70% applied to the daily net assets of the Fund.

The advisory fee so accrued shall be paid to the Advisor monthly.

Executed as of the 5th day of April, 2022.

HEARTLAND ADVISORS, INC.

By:	/s/ Nicole J. Best
Nicole J. Best, Senior Vice President, Chief Financial Officer and Chief Accounting Officer

HEARTLAND GROUP, INC.

By:	/s/ William R. Nasgovitz
William R. Nasgovitz, Chief Executive Officer and President

B-1

EXHIBIT C

to the

INVESTMENT ADVISORY AGREEMENT

HEARTLAND MID CAP VALUE FUND

For all services rendered by Heartland Advisors, Inc. (the “Advisor”) hereunder, the above-named Fund, a series of Heartland Group, Inc., shall pay the Advisor and the Advisor agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to 0.75% of the average daily net assets of the Fund.

The portion of the fee based upon the average daily net assets of the Fund shall be accrued daily at the rate of 1/365th of 0.75% applied to the daily net assets of the Fund.

The advisory fee so accrued shall be paid to the Advisor monthly.

Executed as of the 5th day of April, 2022.

HEARTLAND ADVISORS, INC.

By:	/s/ Nicole J. Best
Nicole J. Best, Senior Vice President, Chief Financial Officer and Chief Accounting Officer

HEARTLAND GROUP, INC.

By:	/s/ William R. Nasgovitz
William R. Nasgovitz, Chief Executive Officer and President

C-1